UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

BOATATOPIA
(Exact name of registrant as specified in its charter)

Nevada	001-34070	20-8273426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2514 Via De Pallon Circle Henderson, Nevada	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 866-5835

Copies of Communications to:
Stoecklein Law Group
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2008, the Registrant entered into a reverse triangular merger by and among Boatatopia Sub Corp. (“BSC”), a wholly owned subsidiary of the Registrant, and V2P Communications, Inc., a Nevada corporation (“V2P”), the constituent entities, whereby the Registrant intends to issue 16,000,000 shares of its 144 restricted common stock in exchange for 100% of V2P’s outstanding common stock. Pursuant to the terms of the merger, V2P will be merged with BSC wherein BSC shall cease to exist and V2P will become a wholly owned subsidiary of the Registrant.  Subject to the terms and conditions set forth in the Merger Agreement, the Merger is anticipated to become effective on January 30, 2009, as set forth in the Merger Certificate (the time at which the Merger becomes effective shall be referred to herein as the “Effective Time”).

Pursuant to the terms of the Merger Agreement, the board of directors of the Registrant, will resign and appoint new directors of the Registrant to serve until the next annual meeting of shareholders, or until successors have been elected.

The Merger Agreement contains normal conditions to closing including the audited financial statements of V2P, prepared pursuant to Regulation S-X to be completed and presented to the Registrant for filing with an Amended Form 8-K, as required by Item 2.01 and Item 9.01 of Form 8-K.

Additionally, the Merger Agreement sets forth conditions that the Registrant complete a 10:1 forward split and cancel 7,500,000 post split affiliate shares, leaving a balance of 22,500,000 post split shares issued and outstanding. The Registrant intends to conduct a private placement of 4,375,000 shares of common stock, which will provide for 26,875,000 shares to be issued and outstanding post Merger, post Forward Split, and post new issuance.

A copy of the Agreement and Plan of Merger between BSC and V2P is filed as Exhibit 2.1 to this Current Report and is incorporated in its entirety herein.

ABOUT V2P COMMUNICATIONS, INC.

The following discussion relating to V2P Communications, Inc. contains forward looking statements. Forward-looking statements are only predictions. The forward-looking events discussed in this section may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about V2P. V2P is not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this section made from time to time by V2P or its representatives might not occur.

V2P was formed on May 16, 2005, as a Nevada corporation, to introduce innovative Internet Audio Services to the general public and corporations to accentuate the productiveness of their websites and Internet experience. V2P’s main goal is to create easy-to-use web-based audio services that do not require training or technical skills, thus giving everyone on the Internet, the power to communicate by voice online and use dynamic voice audio to socialize on the Internet coupled with using their dynamic voice capabilities for advertisers to easily deploy on demand audio ads across the Internet.  It is V2P’s general mission to improve how web users communicate and provide information over the Internet by widely distributing innovative web-based audio products and services.  Through the user-friendly Internet audio and communication services and products, V2P plans to open new online commerce opportunities. They are constantly seeking out new and untapped markets that have been overlooked or ignored by other Internet audio service providers.

V2P Mission: develop innovative, dynamic audio tools to enhance the website visitor experience and create new marketing channels for Internet commerce. As an Internet web-based communications/media company they're focused on opportunities arising from new Internet technology, emerging online markets, and ever-changing trends of Internet users and will use this focus to accomplish their mission.  The explosive growth and popularity of the Internet has generated an extraordinary acceptance for website audio; nevertheless, there are still hundreds of millions of silent websites on the Internet. V2P has elected to focus its current business direction on the future growth and demand for easy-to-use quality Internet audio website services and audio ads that bring new life to websites.  They have created new technologies, products and services that enable the average Internet user to record and listen to dynamic audio on the Internet. Their easy-to-use web-based services give the novice tools for adding their own voice message or audio to a silent Internet. And for the advanced users, they have developed special audio marketing and dynamic advertising techniques for reaching millions of Internet website visitors.

V2P expects to generate revenue from monthly Subscription Fees, and from Advertising Fees and Internet Marketing Consulting Fees.   In addition to specific products, they expect to offer various services stemming from bundles of their products, from their expanding subscriber network, and their expertise developed in Internet Audio Marketing and Promotions.

Why Business and Sales Websites use V2P Internet Audio Services

V2P is great for promoting products, services and special events. The Company sells advertisers on the fact that when people listen... people buy. Case studies are being developed for marketing to advertisers.

Voice brings business websites to life; real voice gives publishers the ability to capture the attention of website visitors and even influence their buying decisions. In any selling environment, trust and personality have significant impact. If one’s prospective customers are comfortable they will become buyers. In addition, web sites have experienced a 3x increase in click through when a voice prompts the user to click.

V2P enhanced website owners are saying that audio on their websites is engaging their visitors on a personal level, and informing them and directing them to take an action. Website audio captures attention and generates interest, and can increase the time that visitors spend on a website. Audio adds a fresh new dimension to the traditional website presentation. Also, Internet audio leaves a lasting impression that increases the likelihood of visitors returning.

A human voice on a published website gives the website the added ability to capture the attention of its visitors while delivering a powerful message or important information. In most cases, voice is more effective than reading text because, most people remember more of what they hear and less of what they read… if they take the time to read at all… When the average Internet visitor stays on a page for less than 60-seconds, it is important to engage all the senses for a memorable experience and impressionable visitation.

Market Analysis

Many Internet websites have ignored audio. Podcasting and online radio has improved, but today a vast majority of web sites are silent. Today there are over 650 million registered websites on the Internet, of which less than 1% have any audio whatsoever. In addition, there are currently over 900 million people logging onto the Internet every day, and of these online visitors, 97% already have computers with speakers and an audio card. V2P is the easiest way to add audio to a website as evidenced by the Company’s growth in users without marketing.

The Internet is the world’s largest communication distribution platform, and it has about 907 million daily online visitors. There are over 34 billion web pages on the Internet. These pages consist of blogs, forums, ad posting sites, online auction, website dating profiles and member’s pages in various online social networking communities. Like popups must have a close button, the intrusive nature of an audio ad is recommended by IAB to have a silence or pause button. However, because V2P audio clips tend to be short and the webmaster may place the icon at the bottom of the page, the Company can deliver an intimate audio advertising impression faster than the user can turn it off.  It is a known fact that today 97% of all Internet based computers have audio systems. Yet, less than 1% of all websites contain any audio content whatsoever. In the past, computers were located in libraries, offices and schools. In the 1990’s, the world was introduced to MP3 audio compression technology, which made the distribution of Internet audio and music widely available. This technology affected the world tremendously and almost devastated the unprepared music entertainment industry. This was because; the general public could now download MP3 audio files to personal computers a trade files over the Internet’s world-wide-web.

Management

Pursuant to the terms of the Merger Agreement, the current board of directors of the Registrant, intends to resign and appoint members of V2P board of directors to serve for one year terms and stand for election at the next annual meeting of shareholders, or until their successors have been elected, either at the Effective Time of the closing of the Merger, or before. The officers serve at the pleasure of the board of directors.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

As of December 29, 2008, pursuant to the Merger Agreement, the Registrant has authorized the issuance of approximately 16,000,000 shares of its common stock.  The issuance of shares will not take place until the Effective Time of the closing of the Merger; however, it is intended that each share of common stock of V2P issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of V2P, the Registrant, or the holder thereof, be converted into and shall become fully paid and nonassessable Registrant’s common shares determined by dividing (i) Sixteen Million (16,000,000), by (ii) the total number of shares of V2P, One Hundred and Six Million Four Hundred and Eighty Five Thousand Five Hundred (106,485,500) outstanding immediately prior to the Effective Time (such quotient, the “Exchange Ratio”). The holder of one or more shares of V2P common stock shall be entitled to receive in exchange therefore a number of shares of BTTA Common Stock equal to the product of (x) (the number of shares of V2P common stock (106,485,500)), times (y) (the Exchange Ratio.

By way of example, 16,000,000 / 106,485,500 = .1502 (the Exchange Ratio). The number of shares of V2P common stock held by a stockholder (assume 100,000 shares) times the Exchange Ratio of .1502 equals 15,020 shares of BTTA Shares to be issued.

The Registrant believes the issuance of the shares, if and when it does occur, will be exempt from the registration and prospectus delivery requirement of the Securities Act of 1933 by virtue of Section 4(2).  The shares will be issued directly by the Registrant and does not involve a public offering or general solicitation.  The recipients of the shares will be afforded an opportunity for effective access to files and records of the Registrant that contain the relevant information needed to make their investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believes that the recipients have such knowledge and experience in their financial and business matters that they are capable of evaluating the merits and risks of their investment.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger between Boatatopia, Boatatopia Sub Corp and Voice2Page Communications, Inc., dated December 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boatatopia

By: /s/ Stephen Causey
Date: December 29, 2008	Stephen Causey, President